As filed with the Securities and Exchange Commission on October 29, 1996

Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                               __________________

                         ST. JOSEPH CAPITAL CORPORATION

             (Exact name of Registrant as specified in its charter)


                    DELAWARE                         35-1977746
          (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)          Identification No.)

                               __________________

                              2015 WESTERN AVENUE
                           SOUTH BEND, INDIANA 46629
                    (Address of principal executive offices)
                              __________________

                            ST. JOSEPH CAPITAL BANK
                                  401(K) PLAN
                            (Full title of the plan)
                               __________________

                               JOHN W. ROSENTHAL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         ST. JOSEPH CAPITAL CORPORATION
                              2015 WESTERN AVENUE
                           SOUTH BEND, INDIANA 46629
                   (Name and address of agent for service)

                                 (219) 283-0773
        (Telephone number, including area code, of agent for service)

                                With copies to:

                             RICHARD A. SIRUS, ESQ.
                    BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN
                       333 WEST WACKER DRIVE, SUITE 2700
                            CHICAGO, ILLINOIS  60606
                                 (312) 984-3100


                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                Proposed Maximum  Proposed Maximum
Title of Securities             Amount to be     Offering Price       Aggregate      Amount of
  to be Registered            Registered(1)(2)    per Share(2)    Offering Price(2)  Registration Fee(2)
--------------------------------------------------------------------------------------------------------
Common Stock, $.01 Par Value       15,000            $10.00           $150,000            $100.00
========================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) under the Act solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(c), upon the average of the high and low prices of the shares of the Registrant's Common Stock as reported on the OTC Bulletin Board on October 24, 1996.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the St. Joseph Capital Bank 401(k) Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents previously or concurrently filed by St. Joseph Capital Corporation (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

        (a) The Prospectus filed with the Commission pursuant to Rule 424(b) on September 6, 1996.

        (b)  All other reports filed pursuant to Section
             13(a) or 15(d) of the Exchange Act since the effective date of the prospectus referred to in (a) above.

        (c) The description of the Company's Common Stock, par value $0.01 per share, contained on pages 31 through 33 of the prospectus referred to in (a) above, and all amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles IX and X of the Company's Certificate of Incorporation provide as follows:

                         CERTIFICATION OF INCORPORATION

                                   ARTICLE IX

                                INDEMNIFICATION

        Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                                   ARTICLE X

                        PERSONAL LIABILITY OF DIRECTORS

        To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.


        See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include: (i) any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provision, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, State of Indiana, on October 28, 1996.



                              ST. JOSEPH CAPITAL CORPORATION



                              By: /s/ John W. Rosenthal
                                  ----------------------------------
                                  John W. Rosenthal, Chairman of the
                                  Board, President and Chief Executive Officer




                              By: /s/ Edward R. Pooley
                                  ----------------------------------
                                  Edward R. Pooley, Principal Financial Officer and Accounting Officer





                               POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints John W. Rosenthal and Edward R. Pooley, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or the undersigned's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities on October 28, 1996.


SIGNATURE                   TITLE
---------                   -----
/s/ John W. Rosenthal       Chairman of the Board, President and Chief Executive Officer
---------------------
John W. Rosenthal

/s/ Edward R. Pooley        Principal Financial Officer and Accounting Officer
--------------------
Edward R. Pooley

                            Director
-------------------
Arthur J. Decio


                          Director
--------------------
David A. Eckrich


/s/ Jerry Hammes          Director
----------------
Jerry Hammes


                          Director
--------------------
V. Robert Hepler


                          Director
--------------------
Helen L. Krizman


/s/ Scott C. Malpass      Director
--------------------
Scott C. Malpass


/s/ Jack Matthys          Director
----------------
Jack Matthys


/s/ Arthur H. McElwee     Director
---------------------
Arthur H. McElwee


/s/ Richard A. Rosenthal  Director
------------------------
Richard A. Rosenthal


                          Director
----------------------
Robert A. Sullivan

                                   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mishawaka, State of Indiana, on October 25, 1996.

                                   ST. JOSEPH CAPITAL BANK 401(K) PLAN


                                   BY:  INDIANA TRUST AND INVESTMENT MANAGEMENT
                                   COMPANY, AS TRUSTEE


                                   By:    /s/ David Hosinski
                                          ---------------------------

                                   Its:   President
                                          ---------------------------

                         ST. JOSEPH CAPITAL CORPORATION

                                 EXHIBIT INDEX
                                       TO
                        FORM S-8 REGISTRATION STATEMENT

                                       Incorporated
                                        Herein by               Filed          Sequential
Exhibit No.      Description           Reference To            Herewith         Page No.
------------------------------------------------------------------------------------------
    4.1      Certificate of        Exhibit 3.1 to the
             Incorporation, as     Registration
             amended, of St.       Statement on Form
             Joseph Capital        SB-2 filed with the
             Corporation           Commission by St.
                                   Joseph Capital
                                   Corporation on June
                                   21, 1996, as
                                   amended (SEC File
                                   No. 333-6581)

    4.2      Bylaws of St.         Exhibit 3.2 to the
             Joseph Capital        Registration
             Corporation           Statement on Form
                                   SB-2 filed with the
                                   Commission by St.
                                   Joseph Capital
                                   Corporation on June
                                   21, 1996, as
                                   amended (SEC File
                                   No. 333-6581)

    4.3      Specimen Stock        Exhibit 4.1 to the
             Certificate of St.    Registration
             Joseph Capital        Statement on Form
             Corporation           SB-2 filed with the
                                   Commission by St.
                                   Joseph Capital
                                   Corporation on June
                                   21, 1996, as
                                   amended (SEC File
                                   No. 333-6581)

    5.1      Opinion of Barack,                                   X
             Ferrazzano,
             Kirschbaum &
             Perlman

   23.1      Consent of Crowe,                                    X
             Chizek and Company
             LLP

   23.2      Consent of Barack,                          Included in Exhibit
             Ferrazzano,                                 5.1
             Kirschbaum &
             Perlman

   24.1      Power of Attorney                           Included on
                                                         Signature Page to
                                                         this Registration
                                                         Statement
   99.1      St. Joseph Capital
             Bank 401(k) Plan,
             as amended                                           X

   99.2      St. Joseph Capital                                   X
             Bank 401(k) Plan
             Adoption Agreement
==========================================================================================